Exhibit 10.36

The Advisory Board Company

Optionholder Participation Agreement
Instructions

Two documents are attached for your review and reference:

1.	Option Holder Participation Agreement: you need to fill this form out and return it to David Felsenthal by Wednesday, October 23, 2002.

2.	Summary of Option Grants: this is a copy of information that was distributed to you earlier in the year, and provides the information you need to fill out the Option Holder Participation Agreement

Should you have any questions regarding these documents or this process, please contact David Felsenthal or John Galloway.

The Advisory Board Company

Optionholder Participation Agreement

         The undersigned (the “Optionholder”) holds the number of options set forth below to purchase shares of common stock, $0.01 par value per share (the “Common Stock”), of the Advisory Board Company (the “Company”), as well as shares of Common Stock also set forth below. These options are scheduled to become exercisable on November 12, 2002. The Optionholder desires to exercise some or all of these options, and to sell the shares of Common Stock issued upon such exercise in addition to a number of shares already held by the Optionholder, as indicated below.

         The Company anticipates that it may offer shares of Common Stock to the public (the “Offering”) pursuant to a registration statement to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Optionholder desires to participate in the Offering.

         For the purposes of the Offering and in order to assure the orderly sale of the Shares, the Optionholder hereby agrees not to sell any shares of Common Stock, nor to exercise any of the options set forth below, prior to the earlier of (i) the closing of the Offering and (ii) the date that is 180 days after November 12, 2002. The Optionholder further agrees not to sell any shares, or exercise any options, other than the shares and options indicated in the table below, until no earlier than November 12, 2003.

         By execution hereof, the undersigned hereby acknowledges acceptance of the terms of this Participation Agreement.

OPTIONHOLDER:

By:_______________________________

Print Name:_________________________

Date: October , 2002

Indication of Intent

I. Total number of Options that I hold which are scheduled to be exercisable on November 12, 2002 (see attached summary of Option position for reference):

II. Number of these Options which I desire to exercise and sell in the Offering:

III. Number of Shares purchased through directed share program, or on the open market, which I desire to sell in the Offering:

IV. Total number of Options and Shares to be sold (sum of II and III):

*  If necessary to facilitate the closing of the Offering, the number of options actually exercised and shares sold may be reduced among all selling shareholders.